Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification Number)

One Wall Street, New York, New York	10286
(Address of principal executive offices)	(Zip code)

Genworth Financial, Inc.

(Exact name of obligor as specified in its charter)

Delaware	33-1073076
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6620 West Broad Street
Richmond, Virginia	23230
(Address of principal executive offices)	(Zip code)

Senior Notes due 2009*
(Title of the indenture securities)

*Specific title(s) to be determined in connection with the issuance(s) of the Senior Notes.

Item 1.  General Information.

Furnish the following information as to the Trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	2 Rector Street, New York, N.Y. 10006
State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.  Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (See Note on page 2.)

Item 16.  List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-

copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25(a) to Registration Statement No. 333-102200.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

NOTE

Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of April, 2004.

THE BANK OF NEW YORK

By:	/s/ Geovanni Barris
Name: Geovanni Barris
Title: Vice President

3

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,752,987
Interest-bearing balances	7,153,561
Securities:
Held-to-maturity securities	260,388
Available-for-sale securities	21,587,862
Federal funds sold in domestic offices	165,000
Securities purchased under agreements to resell	2,804,315
Loans and lease financing receivables:
Loans and leases held for sale	557,358
Loans and leases, net of unearned income	36,255,119
LESS: Allowance for loan and lease losses	664,233
Loans and leases, net of unearned income and allowance	35,590,886
Trading Assets	4,892,480
Premises and fixed assets (including capitalized leases)	926,789
Other real estate owned	409
Investments in unconsolidated subsidiaries and associated companies	277,788
Customers’ liability to this bank on acceptances outstanding	144,025
Intangible assets
Goodwill	2,635,322
Other intangible assets	781,009
Other assets	7,727,722
Total assets	$89,257,901

LIABILITIES
Deposits:
In domestic offices	$33,763,250
Noninterest-bearing	14,511,050
Interest-bearing	19,252,200
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,980,400
Noninterest-bearing	341,376
Interest-bearing	22,639,024
Federal funds purchased in domestic offices	545,681
Securities sold under agreements to repurchase	695,658
Trading liabilities	2,338,897
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,078,363
Bank’s liability on acceptances executed and outstanding	145,615
Subordinated notes and debentures	2,408,665
Other liabilities	6,441,088
Total liabilities	$80,397,617
Minority interest in consolidated subsidiaries	640,126

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,077,255
Retained earnings	4,955,319
Accumulated other comprehensive income	52,300
Other equity capital components	0
Total equity capital	8,220,158
Total liabilities minority interest and equity capital	89,257,901

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above–named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi	Directors
Gerald L. Hassell
Alan R. Griffith